UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

LA CORTEZ ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

Calle 67 #7-35 Oficina 409, Bogota, Colombia	N/A
(Address of principal executive offices)	(Zip code)

(941)-870-5433
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 3.02 below is incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Effective June 19, 2009, La Cortez Energy, Inc. (the “Company”) completed an initial closing (the “Initial Closing”) of its private placement offering of up to a minimum of 4,800,000 units (the “Units”) and a maximum of 12,000,000 Units of its securities at a price of $1.25 per Unit (the “Offering”).  Each Unit consists of (i) one share of common stock, par value $0.001 per share (“Common Stock”), of the Company and (ii) a common stock purchase warrant (the “Warrants”) to purchase one share of Common Stock at an exercise price of $2.00 per share.  At the Initial Closing, the Company closed on the sale of 4,860,000 Units and received aggregate gross proceeds of $6,075,000 from the sale of these Units.   The Offering will terminate on June 30, 2009.

The Warrants have a term of five-years and are subject to weighted average anti-dilution protection in the event the Company subsequently issues its shares of Common Stock, or securities convertible into shares of Common Stock, for a price of less than $2.00 per share.  The Warrants are immediately exercisable.

The Company entered into a registration rights agreement with the investors purchasing Units in the Initial Closing.  The registration rights agreement requires that the Company prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 covering the resale of all shares of Common Stock issued in the Offering (the “Registrable Shares”). Shares of Common Stock underlying the Warrants included in the Units carry “piggyback” registration rights.  The registration rights agreement provides certain deadlines for the filing and effectiveness of the registration statement, including that the registration statement be declared effective by the SEC within 240 days after the final closing of the Offering.  If the Company is unable to comply with this deadline, the Company will be required to pay as partial liquidated damages to the investors a cash sum equal to 1% of any unregistered Registrable Shares for every month in which such registration statement has not been declared effective, up to maximum liquidated damages of 10% of each investor’s aggregate investment amount.

The Offering is being conducted pursuant to the exemption from the registration requirements of the federal securities laws provided by Rule 506 of Regulation D and by Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(2) of the Securities Act.  The Units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

The Company is offering the Units directly and through finders (the “Finders”).  At the Initial Closing, the Company paid Finders a commission in cash of ten percent (10%) of the principal amount of each Unit sold by them in the Offering, for an aggregate amount of $565,625, plus five-year warrants exercisable at a price of $1.25 per share.  The Company also paid one of the Finders a $10,000 expense allowance.

The Company plans to use the net proceeds of the Offering to continue developing its working interest in the Maranta block and its expected working interest in the Putumayo 4 block in Colombia, to fund other potential oil and gas exploration and production opportunities in Colombia and in Peru (e.g., acquisitions, joint ventures, and/or farm-ins) and for general working capital purposes.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Exhibit Description

10.1	Form of Subscription Agreement

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Date: June 19, 2009	By:	/s/ Andres Gutierrez Rivera
Andres Gutierrez Rivera, President